Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-213240, 333-248197 and 333-251509) and Form S-8 (File Nos. 333-205821 and 333-203387) of our report dated April 27, 2021, with respect to our audit of the consolidated financial statements of Tantech Holdings Ltd and subsidiaries, which appears in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

April 27, 2021